Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-278488 and 333-291623), Form S-3 (333-269631, 333-265052 and 333-258611) and S-8 (File Nos. 333-255681, 333-196299, 333-203310, 333-210555, 333-214621, 333-228434, 333-233309, 333-270909, 333-275571, 333-283197, and 333-291624) of our report dated March 27, 2025, with respect to the consolidated financial statements of BioRestorative Therapies, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Marlton, New Jersey

March 26, 2026